UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2011

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

211 Mount Airy Road Basking Ridge, New Jersey		07920
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 20, 2011, Avaya Inc. (the “Company”) entered into an agreement with the works council representing employees of certain of the Company’s German subsidiaries for the elimination of 210 employee positions. These actions will reduce the Company’s headcount and are consistent with the Company’s ongoing efforts to streamline operations, generate cost savings and eliminate overlapping processes and expenses.

As a result of this action, during the quarter ending June 30, 2011, the Company expects to recognize incremental restructuring charges of approximately 40 million euros (or $58 million based on the prevailing currency exchange rate on June 20, 2011). These charges consist of severance and employment benefits payments that are expected to be paid through the quarter ending September 30, 2012, including, but not limited to, social pension fund payments and health care and unemployment insurance costs to be paid to or on behalf of the affected employees. These employee departures are expected to continue through the quarter ending December 31, 2011. The restructuring charges specific to this agreement are in addition to charges associated with the Company’s ongoing restructuring plans as previously disclosed in its Quarterly Report on Form 10-Q for the period ended March 31, 2011. As the Company continues to evaluate additional operational synergies, additional cost saving opportunities may be identified.

This current report on Form 8-K contains “forward-looking statements,” including those relating to the amount and timing of recognizing restructuring charges and making the associated payments. All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or the negative thereof or other variations thereon or comparable terminology. You are cautioned that forward-looking statements are inherently uncertain. There are many factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in currency exchange rates, our ability to implement our restructuring plan as quickly as we expect and changes in anticipated costs. These and other factors discussed under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC for the fiscal year ended September 30, 2010 and the quarter ended March 31, 2011, respectively, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. In addition, the information provided in this report is provided by us as of the date of this report and we undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: June 23, 2011	By:	/s/ Anthony J. Massetti
Name: Anthony J. Massetti
Title: Chief Financial Officer